Prospectus Supplement No. 2    Rule 424 (b)(2)
                                                               File No. 33-65053
                                                       Dated:   January 22, 1999


                                  $182,000,000
                            GATX CAPITAL CORPORATION
                           Medium Term Notes, Series E
                       With Maturities from Nine Months to
                        Fifteen Years from Date of Issue


Original Issue Date: January 27, 1999         Floating Rate Notes
Original Issue Price: 100                     Fixed Rate Notes    XX
Total Amount OID:   $50,000,000               Book Entry Notes    XX
Initial Accrual Period OID:                   Certificated Notes
Maturity Date: February 1, 2005               CUSIP Number: 36144T CK1
Applicable Only to Fixed Rate Notes:
    Interest Rate:   6.28%
Applicable Only to Floating Rate Notes:
  Interest Rate Basis:
         Commercial Paper Rate:               Maximum Interest Rate:
         Federal Funds Rate:                  Minimum Interest Rate:
              Treasury Rate:                  Interest Reset Date(s):
         LIBOR                                Interest Reset Period:
  Interest Payment Date(s):

Initial Interest Rate:                        Interest Payment Period:
Index Maturity:                               Calculation Date:
Spread (plus or minus)                        Calculation Agent: Chase Manhattan
Bank
Redemption at Option of Holder:   Yes       No XXX        Redemption Date:

Redemption at Option of Company:  Yes       No XXX        Redemption Price:


The Note may be redeemed at the option of the Holder on or after the Redemption Date and at the redemption prices indicated on this Pricing Supplement, in whole or in part in increments of $1,000 (provided that any remaining principal amount of this Note shall be at least $1,000), together with interest on the Note payable to the Redemption Date, on notice given to the Trustee and the Company at least 60 days prior to the Redemption Date. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Prospectus. The preceding description of the particular terms of the Notes offered hereby supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Notes set forth in the Prospectus, to which description reference is hereby made.